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                                                                  EXHIBIT (d)(5)

                           CONFIDENTIALITY AGREEMENT

     This CONFIDENTIALITY AGREEMENT (the "Agreement") made this 21st day of
                                         -----------
January, 2000, by and between Kohlberg & Co., LLC, a Delaware Limited Liability Company ("Recipient") and BI Incorporated, a Colorado corporation (the "Company"), on whose behalf SunTrust Equitable Securities Corporation is acting.

                                   RECITALS:

     In order to evaluate a possible transaction with the Company, the Recipient wishes to obtain certain information about the Company. The Company considers such information to be proprietary and confidential and is willing to disclose such information to Recipient only upon receipt of the agreement of the Recipient to comply with the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

     1. Definition of Confidential Information. For the purposes of this Agreement, the following terms shall have the following meanings:

        (a) "Confidential Information" shall mean all information about the
             ------------------------
Company which is furnished by it or any of its Representatives, whenever furnished and regardless of the manner in which it is furnished, and includes, without limitation, all information regarding the business and affairs of the Company, its plans, strategies, operations, financial information (whether historical or forecasted), business methods, systems, practices, analyses, compilations, forecasts, studies, designs, processes, procedures, formulae, improvements, trade secrets or other proprietary documents or information prepared or furnished by the Company or any of its Representatives. Confidential Information does not include, however, information which (i) is or becomes generally available to the public other than as a result of disclosure by the Recipient or any of its Representatives, or (ii) was available to the Recipient on a non-confidential basis prior to its disclosure by the Company, or (iii) becomes available to the Recipient on a non-confidential basis from a person other than the Company or any of its Representatives, which person is not otherwise bound by a confidentiality agreement with the Company or any of its Representatives, or is not otherwise prohibited from transmitting the information to the Recipient.

        (b) "person" shall include, without limitation, any corporation,
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company, partnership, limited liability company, other business organization and any individual.

        (c) "Representative" shall mean any director, officer, employee,
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attorney, independent accountant, financial advisor or other agent of a party hereto.

     2. Confidentiality of Information.

        (a) Unless otherwise agreed to in writing by the Company, the Recipient agrees (i) to keep confidential all Confidential Information and not to disclose or reveal any Confidential Information to any person other than those employed by it or on its behalf who are actively and directly participating in evaluating any possible transaction involving the Company or otherwise

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needs to know the Confidential Information for the purpose of such an evaluation, and the Recipient agrees to cause those persons to observe the terms of this Agreement, and (ii) not to use Confidential Information for any purpose other than in connection with a possible transaction involving the Company. The Recipient agrees that it will be responsible for any actual damages caused by any breach of the terms hereof by it or the persons or entities referred to in clause (i) of this Section.

        (b) The Recipient agrees that neither it nor any of its Representatives will, without the prior written consent of the Company, disclose to any person (other than those actively and directly participating on its behalf in the evaluation of a possible transaction) any information about a possible transaction or the terms, conditions or other facts relating thereto, including the fact that discussions are taking place with respect thereto or the status thereof, or the fact that the Confidential Information has been made available to Recipient.

     3. Return of Confidential Information. If the Recipient determines that it does not wish to proceed with a transaction with the Company, it agrees that it will promptly advise the Company of that decision. In that case, or in the event no transaction is consummated, the Recipient agrees that it will promptly return to the Company the physical embodiment of all materials delivered to the Recipient, whether written, printed or otherwise, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon, in the possession of the Recipient or in the possession of any of its Representatives.

     4. Required Disclosure. In the event that Recipient becomes legally compelled to disclose any Confidential Information, Recipient shall provide the Company with prompt adequate prior written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that a protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Agreement, Recipient agrees that it shall furnish only that portion of the Confidential Information which it is advised in writing by counsel that it is legally required to disclose, and further, Recipient shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information which is so disclosed.

     5. Standstill Agreement. (a) In further consideration of the Company's undertakings in this Agreement, Recipient hereby covenants and agrees with the Company that for a period of two (2) years from the date hereof, neither the Recipient nor any affiliate of the Recipient will: (i) offer to purchase or purchase any equity securities or assets of the Company except pursuant to a transaction approved by the Board of Directors of the Company, provided that a majority of such Board of Directors are directors of the Company on the date hereof; (ii) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any shareholder of the Company with respect to the voting of any voting securities of the Company; (iii) form, join or in any way participate in a "group", within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended in (the "Exchange Act"), with respect to any voting securities of the Company;
(iv) otherwise act, alone or in concert with others, for the purpose or effect of changing or influencing control of the Company, whether by change of management, composition of the Board of Directors, or policies of the Company.

        (b) Terms used in this Section 5 shall have the meanings given to such terms as they are defined in the Securities Act of 1933, as amended, or the Exchange Act, or rules and regulations adopted thereunder.

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     6. Remedies. Recipient acknowledges and agrees that any breach, or threatened breach, of this Agreement may result in irreparable harm and substantial damages to the Company. Accordingly, without prejudice to the rights and remedies otherwise available to the Company, Recipient agrees that the Company shall be entitled to equitable relief by way of injunction if Recipient or any of its Representatives breaches or threatens to breach any of the provisions of this Agreement, and that the Company shall be entitled to recover its reasonable attorney's fees and other costs and expenses incurred in protecting its rights hereunder. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other remedy or the exercise thereof, or the exercise of any right, power or privilege hereunder.

     7. Miscellaneous.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its principles of conflicts of laws.

        (b) The terms and effects of this Agreement shall survive and continue in full force and effect notwithstanding the cessation of discussions between the parties hereto, or the return or destruction of any Confidential Information.

        (c) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed on the day and year first written above.




                                      THE COMPANY

                                      SunTrust Equitable Securities Corporation
                                      On behalf of BI Incorporated

                                      By: /s/ Charles W. Byrge
                                          -------------------------------------
                                          Name:  Charles W. Byrge
                                               --------------------------------
                                          Title: Managing Director
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                                      RECIPIENT:

                                      Kohlberg & Co., L.L.C.

                                      By: /s/ Christopher Lacovara
                                          -------------------------------------
                                          Name: Christopher Lacovara
                                               --------------------------------
                                          Title: Principal
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